EXHIBIT 10.19(e)
FIFTH AMENDMENT TO
OFFICE LEASE AGREEMENT

AZTAR CORPORATION
BILTMORE FINANCIAL CENTER I

     THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is entered into for reference purposes this 23rd day of January, 2006, by and between: (a) EAST CAMELBACK ROAD, INC., a Florida corporation, successor-in-interest by assignment and assumption to SFERS Real Estate S Limited Partnership, an Arizona limited partnership (“Landlord”), as landlord; and (b) AZTAR CORPORATION, a Delaware corporation (“Tenant”), as tenant.
RECITALS
     A. This Fifth Amendment is entered into in consideration of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged by the parties.
     B. Landlord and Tenant entered into a written Lease and Exhibits A through C thereto dated for reference purposes August 25, 1997, as amended by a written First Amendment to Lease dated for reference purposes May 26, 2000, a written Second Amendment to Lease dated for reference purposes March 7, 2001, a written Third Amendment to Lease dated for reference purposes August 4, 2003, and a written Fourth Amendment to Office Lease Agreement dated for reference purposes December 19, 2005 (collectively, the “Lease”), pertaining to approximately 13,058 rentable square feet of premises identified as Suite 400 (the “Original Premises”), in the office building located at 2390 East Camelback Road, Phoenix, Arizona (the “Building”), commonly known as the “Biltmore Financial Center I”.
     C. The parties now desire to, among other things, modify the length of the Expanded Premises Term as set forth in the Fourth Amendment to Office Lease Agreement (the “Fourth Amendment”), as more particularly set forth below.
     D. Capitalized terms used in this Fifth Amendment without definition shall have the same meanings given to such terms in the Lease. Upon complete execution of this Fifth Amendment, all of the terms and conditions hereof shall take effect as of the reference date set forth above, unless expressly stated otherwise.
AGREEMENTS
     1. Address of Landlord for Notices. The “LANDLORD’S ADDRESS” set forth on the Reference Page of the Lease, as previously amended, is hereby further amended by deleting in its entirety the address set forth therein where copies of notices to Landlord should be sent and replacing the same with the following:
with a copy to:
Brier, Irish & Hubbard, P.L.C.
2400 E. Arizona Biltmore Circle, Suite 1300
Phoenix, Arizona 85016-2115
Attention: Robert N. Brier, Esq.
     2. Expanded Premises Term. Notwithstanding anything otherwise set forth in the Fourth Amendment, the Expanded Premises Term shall commence on the Expanded Premises Commencement Date (as originally defined in the Fourth Amendment) and shall end on the fixed date of December 31, 2008. Accordingly, the “Expanded Premises Termination Date” set forth in Section 3 of the Fourth Amendment (which amends the “Termination Date” set forth on the Reference Page of the Lease) is deleted and replaced with “December 31, 2008”.
     3. Rental Schedule. In order to be consistent with the aforesaid fixed Expanded Premises Termination Date, effective as of the Expanded Premises Commencement Date, the “Rental Schedule” set forth in Section 5 of the Fourth Amendment (which amends the “Rental Schedule” set forth in Article 39 of the Lease) is deleted and replaced with the following:
     39. RENTAL SCHEDULE.

	Annual	Monthly Installment
Dates	Rate Per RSF	of Annual Rent

Expanded Premises Commencement Date — 12/31/2006	$25.70	$34,750.68
1/1/2007 — 12/31/2007	$28.50	$38,536.75
1/1/2008 — 12/31/2008	$29.00	$39,212.83
     4. No Commissions. Landlord and Tenant represent and warrant to each other that there are no claims for brokerage commissions or finder’s fees in connection with this Fifth Amendment. Landlord and Tenant hereby indemnify each other against and hold each other harmless for, from and against all liabilities arising from any such claims, including any attorneys’ fees and costs incurred by the non-breaching party in connection therewith.
     5. Lease Status. Tenant hereby represents and warrants to Landlord that there are no offsets or credits against rentals nor have any rentals been paid in advance. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease, nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.

     6. Ratification. It is understood and agreed that the Lease is ratified, affirmed and in full force and effect, and has not been modified, supplemented or amended in any way, except as herein provided. In the event of any inconsistency between the terms of the Lease and this Fifth Amendment, the terms of this Fifth Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease, as modified by this Fifth Amendment.
     7. Authority. The parties and all persons signing for the parties below represent to each other that this Fifth Amendment has been fully authorized and no further approvals are required.
     8. Successors. Subject to the provisions of Article 9 of the Lease, this Fifth Amendment shall be binding on, and inure to the benefit of, the parties hereto and their respective assigns and successors in interest.
     9. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one entire agreement.
     IN WITNESS WHEREOF, the parties have duly executed this Fifth Amendment as of the day and year set forth below their respective signatures.

LANDLORD: EAST CAMELBACK ROAD, INC., a Florida corporation
By:	/s/ Artlyn Fong
Artlyn Fong
Its: Vice President

Dated: 2/1/2006
TENANT: AZTAR CORPORATION, a Delaware corporation
By:	/s/ Nelson W. Armstrong, Jr.
Nelson W. Armstrong, Jr.
Its: Vice President Administration & Secretary
Dated: Jan 27th, 2006

3